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                                                                    EXHIBIT 23.1

CONSENT OF WEED & CO. L.P.

                                 WEED & CO. L.P.
     4695 MACARTHUR COURT, SUITE 1450, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 760-7424 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
(949) 475-9086 Ext. 6.

                                February 20, 2001

Board of Directors
MediaX Corporation
3455 La Cienega Boulevard, Building C,
Los Angeles, California 90016

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion herewith as an Exhibit to the Form S-8 Registration Statement to be filed by MediaX Corporation.

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.


                                             Very truly yours,


                                             /s/ Richard O. Weed
                                             ----------------------------------
                                             Richard O. Weed